EXHIBIT 10.35

AMENDMENT NUMBER FOUR

TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER FOUR TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 23, 2003 by and between WELLS FARGO FOOTHILL, INC., a California corporation and successor in interest to Foothill Capital Corporation (“Lender”), and BRIO SOFTWARE, INC., formerly known as Brio Technology, Inc., a Delaware corporation (“Borrower”), with reference to the following:

WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement, dated as of December 14, 2001, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of February 27, 2002, that certain Amendment Number Two to Loan and Security Agreement, dated as of May 15, 2002 and that certain Amendment Number Three to Loan and Security Agreement, dated as of August 13, 2002 (as so amended, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has made certain loans and financial accommodations available to Borrower;

WHEREAS, Borrower has requested that Lender amend the Loan Agreement as provided herein; and

WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to amend the Loan Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

2. Amendments to the Loan Agreement.

(a) Section 1.1 of the Loan Agreement hereby is amended by amending and restating the definition of “EBITDA” as follows:

“Cash Equivalents” means, (x) with respect to the Borrower, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody’s, and (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation; or (y) with respect to Brio Technology France SARL, certificates of deposit maturing within 30 days from the date of acquisition issued by BNP Paribas which certificates of deposits shall be (i) denominated in Euros, (ii) equal to or less than €500,000 in the aggregate, and (iii) insured by or guaranteed by the French government.

(b) Section 7.19(a) and (c) of the Loan Agreement hereby are amended and restated in their entirety to read as follows, respectively:

(a) EBITDA. Fail to maintain EBITDA measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Amount	Applicable Period
$0	For the 3 month period ending June 30, 2003

$500,000	For the 3 month period ending September 30, 2003

$1,000,000	For the 3 month period ending December 31, 2003

$1,500,000	For the 3 month period ending March 31, 2004 and as of the last day of each fiscal quarter thereafter

(c) Minimum Excess Availability. Fail to maintain Excess Availability plus cash and Cash Equivalents that are the subject of a first priority security interest in favor of Lender perfected by means of a control agreement (in form and substance satisfactory to Lender) of at least $6,000,000 at any time of which not less than $2,000,000 shall be comprised of cash and Cash Equivalents.

(c) Exhibit C-1 to the Loan Agreement is hereby amended by deleting such Exhibit in its entirety and substituting the attached Exhibit C-1 in lieu thereof.

3. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) Lender shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(b) The representations and warranties in this Amendment, the Loan Agreement, as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) Borrower shall be in good standing in the jurisdiction of its incorporation and in each other jurisdiction in which any of Borrower’s assets are located or in which Borrower’s failure to be duly qualified or licensed would constitute a Material Adverse Change;

(d) After giving effect to this Amendment, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender, or any of their Affiliates; and

(f) Lender shall have received from Borrower an amendment fee equal to $25,000 in immediately available funds.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement are within Borrower’s powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Borrower.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

6. Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7. Effect on Loan Documents.

(a) The Loan Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof. The modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a modification to any further or other matter, under the Loan Documents.

(b) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interests of Lender in the Collateral and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement.

9. Entire Agreement. This Amendment, together with all other instruments, agreements, and certificates executed by the parties in connection herewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, and inducements, whether express or implied, oral or written.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BRIO SOFTWARE, INC., formerly known as Brio Technology, Inc., a Delaware corporation

By:	/s/ CRAIG B. COLLINS
Name: Craig B. Collins Title: Chief Financial Officer and Executive Vice President, Corporate Development

WELLS FARGO FOOTHILL, INC., a California corporation

By:	/s/ LARISSA MEGERDICHIAN
Name: Larissa Megerdichian Title: Vice President

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